Exhibit 10.7

Schedule of the Owners of Company-Managed Texas Roadhouse Restaurants and the

Interests Held by Directors, Executive Officers and 5% Stockholders Who Are Parties to

Limited Partnership Agreements and Operating Agreements

As of December 30, 2008

				Percentage Owned by
				Executive Officers,
		Percentage of	Actual Management Fee	Directors & 5%
Entity Name	Restaurant Location	Holdings’ Interest	Charged	Stockholders
Roadhouse of Longmont, LLC	Longmont, CO	5%	0.5%	47.5%

Texas Roadhouse of Hiram, LLC	Hiram, GA	10%	—	—

Texas Roadhouse of Marietta, LLC	Marietta, GA	10%	2.0%	—

Roadhouse of Wichita, LLC	Wichita, KS	5%	0.5%	55.1%

Roadhouse of Bossier City, LLC	Bossier City, LA	5%	0.5%	65%

Texas Roadhouse of Everett, LLC	Everett, MA	5%	0.5%	50%

Texas Roadhouse of Billings, LLC	Billings, MT	5%	0.5%	57%

Roadhouse of Omaha, LLC	Omaha, NE	5%	0.5%	72.5%

Roadhouse of Fargo, LLC	Fargo, ND	5.05%	0.5%	88.89%

Roadhouse of Montgomeryville, LLC	Montgomeryville, PA	7.5%	1.75%	—

Roadhouse of Memphis, LLC	Memphis, TN	10%	—	—

Texas Roadhouse of Brownsville, Ltd.	Brownsville, TX	5.03%	0.5%	90.92%

Roadhouse of McKinney, Ltd.	McKinney, TX	5%	0.5%	62%

Texas Roadhouse of Port Arthur, Ltd.	Port Arthur, TX	5%	0.5%	91.5%

Roadhouse of Temple, Ltd.	Temple, TX	5%	0.5%	77%

Roadhouse of New Berlin, LLC	New Berlin, WI	5%	0.5%	62%